Exhibit 99.1

SECURITY BANK CORPORATION ANNOUNCES

PRELIMINARY FOURTH QUARTER 2008 FINANCIAL RESULTS

Macon, GA., January 29, 2009 / GlobeNewswire/ — Security Bank Corporation (Nasdaq: SBKC) today reported a preliminary net operating loss, before a goodwill impairment charge of $18.4 million and a $0.9 million gain on sales of securities, of $24.9 million for the fourth quarter ended December 31, 2008, compared with a net operating loss of $6.9 million for the fourth quarter of 2007. Diluted earnings per share before goodwill impairment and the gain on securities sale for the fourth quarter of 2008 reflected an operating loss of $1.07 per share compared to a loss of $0.36 per share for the comparable year ago period. The decrease in net operating income for the fourth quarter of 2008 was primarily driven by a 244 basis point decrease in the net interest margin due to increased costs associated with elevated levels of problem credits, a $9 million increase in the provision for loan losses and a $2 million increase in Other Real Estate Owned (“OREO”) related expenses. For the year ended December 31, 2008 preliminary net operating income decreased to a loss of $88.4 million compared to income of $6.6 million a year ago and on a diluted per share basis decreased to a loss of $3.95 versus income of $0.34 for the comparable year ago period.

Security Bank Corporation currently has approximately $586 million of available liquidity in the form of cash and cash equivalents, unpledged securities and available secured fed funds lines. This represents approximately 20% of total assets as of December 31, 2008.

Tony E. Collins, Security Bank Corporation’s President and CEO commented, “With financial markets still in turmoil, we maintained our allowance for loan losses to 3.00% of loans in the fourth quarter, more than double the 1.45% of loans at the end of 2007. While we anticipated that nonperforming assets would remain elevated through the year, the significant decline in growth in the economy and the residential real estate market in particular over this period, has made it difficult to sell OREO and reduce problem credits. Given these times of unprecedented challenges for financial institutions, we remain very focused on our previously stated objectives of preserving capital, maintaining liquidity, improving asset quality and reducing noninterest expenses. We greatly appreciate the continued support of our customers and our employees who remain committed to providing the highest level of customer service.”

Asset Quality

Nonperforming assets (nonaccrual loans and OREO) at the end of fourth quarter 2008 were $327 million, or 11.3% of total assets compared to 9.8% at the end of the third quarter of 2008 and 2.8% at the end of the fourth quarter in 2007. While Security Bank Corporation sold $11 million of OREO during the fourth quarter of 2008, new properties totaling approximately $18 million were moved to OREO from nonaccrual loans. Approximately $84 million of loans were placed on nonaccrual status during the quarter. Security Bank Corporation charged-off approximately $30 million in loans resulting in net charge-offs to average loans of 5.9% annualized for the fourth quarter of 2008, an increase from 2.7% in net charge-offs to average loans annualized for the third quarter of

2008. Net charge-offs to average loans were 2.8% annualized for the fourth quarter of 2007. Security Bank Corporation increased its allowance for loan losses to 3.00% of loans receivable at December 31, 2008, or $59.4 million, up from 2.95% of loans or $60.4 million at September 30, 2008 and 1.45% of loans or $31.7 million at December 31, 2007.

Balance Sheet

Security Bank Corporation has continued to shrink its balance sheet. Loans receivable totaled $1.98 billion at December 31, 2008, down 9% from $2.18 billion at December 31, 2007. On a sequential basis, loans declined 13% annualized with a 6% annualized decline in the middle and coastal Georgia markets, a 25% annualized decline in the Atlanta market and a 26% annualized decline in Security Real Estate Services, Inc., a wholly owned subsidiary of Security Bank of Bibb County.

As of December 31, 2008 deferred tax assets were $43 million. Management has reviewed these assets for possible impairment; however, the unaudited financial statements for the quarter and year ended December 31, 2008 do not reflect any valuation allowance as management has insufficient information to make a final determination as to the amount of potential impairment. Management estimates a potential valuation allowance on these deferred tax assets in the range of $0 to $18 million as of December 31, 2008 and expects to make its final determination before filing its audited financial statements in its Annual Report on Form 10-K with the SEC.

Total deposits were $2.44 billion at December 31, 2008, an increase of 6% from $2.30 billion at December 31, 2007. Total assets increased 2% to $2.89 billion at December 31, 2008, compared to $2.83 billion at December 31, 2007.

Tangible shareholders’ equity at December 31, 2008 declined by approximately $47 million to $129 million compared to December 31, 2007, reflecting net operating losses of $88 million and $2 million in dividends paid, which was partly offset by approximately $28 million in capital raised in a rights offering in the first quarter of 2008.

Net Interest Income

Net interest income for the fourth quarter of 2008 was $6.8 million, a decrease of 68% from $21.6 million when compared to the fourth quarter of 2007. The decrease is primarily the result of a decline in the net interest margin and a decline in Security Bank Corporation’s loan portfolio. The net interest margin (on a fully tax-equivalent basis (“FTE”)) was 1.02% for the quarter ended December 31, 2008, compared to 1.82% for the third quarter of 2008 and 3.46% for the comparable period one year ago. The decrease in the net interest margin in the fourth quarter of 2008 on a year-over-year and sequential quarterly basis was the result of costs associated with the current credit cycle including carrying costs and reversals of interest for nonaccruing loans, liquidity costs and the asset sensitive nature of the balance sheet. For the year ended December 31, 2008, the net interest margin (FTE) was 1.81% compared to 3.88% for the year ended December 31, 2007.

Noninterest Income and Expense

Noninterest income for the fourth quarter of 2008 decreased $1.9 million to $2.6 million compared to the fourth quarter of 2007 due primarily to a decrease in mortgage banking fees of $0.7 million and a decrease in other income of $0.9 million. During the fourth quarter Security Bank Corporation outsourced its personal mortgage-lending department to a mortgage company out of Texas.

Noninterest expense for the fourth quarter of 2008 was $17.5 million, a decrease of $3.5 million, or 17% sequentially from the third quarter of 2008, and essentially flat with the fourth quarter 2007 level of $17.6 million. Excluding increased credit cycle costs and increases in foreclosure expenses, losses on sales of OREO and FDIC insurance premiums, noninterest expense was down $2.2 million or 15% over the fourth quarter 2007 level. For the year ended December 31, 2008 noninterest expense declined $5.7 million or 9% versus the comparable year ago period. The decline in controllable noninterest expense was primarily due to reduced salary and benefits expense and the elimination of directors’ fees at the holding company and bank level.

Investor Contact:	Lorraine D Miller, CFA
Senior Vice President
478.722.6210

Media Contact:	Tom Woodbery
Senior Vice President
478.722.6117

This press release, including the attached selected unaudited financial tables, which are a part of this release, contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are “net operating income (loss),” “operating earnings,” “tangible book value,” “tangible equity to tangible assets” and “return on average tangible equity.” Security Bank Corporation’s management uses these non-GAAP measures in its analysis of Security Bank Corporation’s performance.

Net operating income (loss) and operating earnings are defined as net income adjusted for significant, typically nonrecurring income and expenses. Security Bank Corporation’s management includes these measures because it believes they are helpful in measuring the Company’s performance from core operations absent the impact from the usually nonrecurring items such as asset impairments, goodwill impairment, gains/losses on investment sales and prepayments of borrowed money. Tangible book value is defined as total equity reduced by recorded intangible assets, net of related deferred tax benefits. Tangible book value per share is defined as tangible book value divided by total common shares outstanding. This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company. For companies such as Security Bank Corporation that have engaged in multiple business combinations, purchase accounting requires the recording of significant amounts of goodwill related to such transactions. Tangible equity to tangible assets is the ratio of tangible equity defined as total equity reduced by recorded intangible assets, net of related deferred tax benefits, to tangible assets defined as total assets reduced by recorded intangible assets, net of related deferred tax benefits. Tangible equity to tangible assets is an important measure of Security Bank Corporation’s capital strength without the effects of purchase accounting as noted above. Return on average tangible equity is defined as earnings for the period (annualized for the quarterly period or year-to-date period, as applicable) divided by average equity reduced by average goodwill and other intangible assets, net of related deferred tax benefits. Security Bank Corporation’s management includes this measure because it believes that it is important when measuring Security Bank Corporation’s performance exclusive of the effects of goodwill and other intangibles recorded in recent acquisitions, and many investors use this measure as part of their analysis of Security Bank Corporation.

These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the “Reconciliation Table” in the attached schedules for a more detailed analysis of these non-GAAP measures and the most directly comparable GAAP measures.

About Security Bank Corporation

Based in Macon, Georgia, Security Bank Corporation is a multi-bank holding company with assets of $2.9 billion at December 31, 2008. Security Bank Corporation operates six community banks with banking offices located throughout middle Georgia, coastal Georgia and north metropolitan Atlanta.

Security Bank Corporation common stock is traded on the NASDAQ Global Select Market under the ticker symbol “SBKC.” You may obtain copies of all documents that Security Bank Corporation files with the Securities and Exchange Commission, free of charge, at the SEC’s website at www.sec.gov. In addition, copies of these documents may also be obtained from us without charge by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210, Attention: Investor Relations.

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws, including statements about Security Bank Corporation’s loan loss provisions, capital or liquidity adequacy, deferred tax asset and any potential impairment, net charge-offs, non-performing assets, net interest margin changes, the overall economic cycle and its impact on real estate values in Security Bank Corporation’s markets, loan growth, and Security Bank Corporation’s long-term prospects, among others. Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements may address issues involving significant risks, uncertainties, estimates and assumptions made by management. Security Bank Corporation’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Security Bank Corporation believes that the expectations and estimates reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Please refer to Security Bank Corporation’s public filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s financial results and operations and its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. Security Bank Corporation does not intend, and undertakes no responsibility to update or revise any forward looking statement, whether as a result of difference in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

Security Bank Corporation

Selected Consolidated Financial Data

(Dollars in Thousands, except Per Share Amounts)

Unaudited

	Quarters Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
OPERATING EARNINGS SUMMARY:
Net interest income	$6,823	$21,583	-68.4%	$47,422	$90,524	-47.6%
Provision for loan losses	29,129	20,000	45.6%	128,070	32,660	292.1%
Noninterest income	2,620	4,539	-42.3%	15,301	18,985	-19.4%
Foreclosed property expenses	2,202	1,339	64.5%	7,003	2,879	143.2%
Losses (gains) on sales of ORE	2,487	1,435	73.3%	8,235	1,944	323.6%
Other noninterest expense	12,815	14,809	-13.5%	57,776	62,252	-7.2%
Income taxes	(12,280)	(4,588)	167.7%	(49,997)	3,184	-1670.3%
Net operating income (loss)	(24,910)	(6,873)	262.4%	(88,364)	6,590	-1440.9%

PER COMMON SHARE:
Basic operating earnings (loss)	$(1.07)	$(0.36)	197.2%	$(3.95)	$0.35	-1228.6%
Diluted operating earnings (loss)	(1.07)	(0.36)	197.2%	(3.95)	0.34	-1261.8%
Cash dividends declared	—	0.088	-100.0%	0.131	0.350	-62.6%
Book value	5.62	16.22	-65.3%	5.62	16.22	-65.3%
Tangible book value	5.54	9.28	-40.3%	5.54	9.28	-40.3%

KEY PERFORMANCE RATIOS (a):
Return on average tangible equity, operating	-70.32%	-14.77%		-53.17%	3.63%
Return on average assets, operating	-3.42%	-0.99%		-3.08%	0.25%
Efficiency ratio	185.36%	67.31%		116.41%	61.25%
Net interest margin (FTE)	1.02%	3.46%		1.81%	3.88%
Net charge-offs to average loans	5.92%	2.79%		4.73%	1.12%

BALANCE SHEET SUMMARY - END OF PERIOD
Investment securities	$407,343	$305,399	33.4%
Loans Held for sale	1	7,605	-100.0%
Loans receivable	1,981,476	2,182,313	-9.2%
Allowance for loan losses	59,437	31,698	87.5%
Total assets	2,892,229	2,833,071	2.1%
Deposits	2,438,136	2,298,705	6.1%
Other borrowed money	300,621	206,326	45.7%
Shareholders’ equity	130,883	306,693	-57.3%
Tangible equity to tangible assets	4.46%	6.50%	-31.3%

ASSET QUALITY - END OF PERIOD
Nonaccrual loans	$232,436	$50,635	359.0%
Loans 90 Days Past Due and Accruing	146	242	0.0%
Other real estate owned	94,717	28,175	236.2%
Total nonperforming assets	327,299	79,052	314.0%
Allowance for loan losses/loans	3.00%	1.45%

(a)	Income annualized based on number of days in the period, except efficiency ratio

NOTE: Refer to the attached GAAP to non-GAAP reconciliation for the calculation of operating earnings

Security Bank Corporation

Average Balance Sheet and Net Interest Income Analysis

(Dollars in Thousands)

Unaudited

	Quarter Ended December 31, 2008			Year Ended December 31, 2008
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest-bearing deposits and fed funds sold	$286,708	$310	0.43%	$160,463	$2,060	1.28%
Investment securities	362,556	3,978	4.36%	338,437	15,161	4.48%
Mortgage Loans Held for Sale	1,994	31	6.18%	4,129	264	6.39%
Loans	2,024,239	27,043	5.31%	2,119,936	128,476	6.06%
Other earning assets	1,238	20	6.43%	1,238	81	6.54%
Total earning assets	2,676,735	31,382	4.66%	2,624,203	146,042	5.57%
Non-earning assets	223,986			246,558

Total assets	$2,900,721			$2,870,761

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and interest-bearing transaction	$375,042	$1,801	1.91%	$450,248	$10,364	2.30%
Time deposits	1,897,718	19,578	4.10%	1,762,888	77,553	4.40%
Borrowings	302,898	3,165	4.16%	237,306	10,609	4.47%
Total interest-bearing liabilities	2,575,658	24,544	3.79%	2,450,442	98,526	4.02%
Noninterest-bearing liabilities:
Noninterest bearing deposits	141,830			154,173
Other noninterest-bearing liabilities	22,044			25,086
Total liabilities	$2,739,532			$2,629,701

Shareholders’ Equity	161,189			241,060

Total liabilities and shareholders’ equity	$2,900,721			$2,870,761

Interest rate spread			0.87%			1.55%
Net interest income		$6,838			$47,516
Net interest margin (FTE)		1.02%			1.81%

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2008					2007
	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Period-End Balance Sheet
Total Assets	$2,892,229	$2,892,229	$2,888,353	$2,877,383	$2,818,477	$2,833,071	$2,833,071	$2,723,986	$2,672,177	$2,541,603
Total Securities	407,343	407,343	347,020	342,994	306,018	305,399	305,399	227,694	219,185	191,945
Mortgage Loans held for Sale	1	1	4,780	6,192	5,759	7,605	7,605	8,867	9,052	8,341
Loans:
Commercial Real-Estate	906,909	906,909	942,075	983,733	963,384	947,371	959,671	900,969	843,477	932,971
Construction/A&D (2)	652,806	652,806	715,631	772,179	862,532	898,690	886,390	921,321	920,644	703,703
Personal Real-Estate	157,405	157,405	152,604	160,878	157,040	158,244	158,244	155,508	152,726	180,687
Other	264,356	264,356	239,799	225,472	198,601	178,008	178,008	187,414	177,407	199,636
Total Loans	1,981,476	1,981,476	2,050,109	2,142,262	2,181,557	2,182,313	2,182,313	2,165,212	2,094,254	2,016,997
Allowance for loan losses	59,437	59,437	60,442	48,452	49,749	31,698	31,698	27,132	24,108	23,336
Other earning assets	278,710	278,710	15,794	95,903	26,704	14,866	14,866	59,968	84,060	78,319
Total Earning Assets	2,667,530	2,667,530	2,417,703	2,587,351	2,520,038	2,510,183	2,510,183	2,461,741	2,406,551	2,295,602
Other Real Estate	94,717	94,717	83,362	62,814	35,749	28,175	28,175	23,891	19,229	3,403
Intangibles:
Goodwill	—	—	18,373	18,373	128,074	128,571	128,571	128,571	128,601	128,553
Core-Deposit	3,241	3,241	3,444	3,647	3,879	4,125	4,125	4,371	4,617	4,863
Deposits:
Demand Deposits	153,006	153,006	145,416	172,610	164,842	158,759	158,759	161,749	171,427	176,658
Interest bearing deposits	2,285,130	2,285,130	2,257,138	2,283,016	2,144,829	2,139,946	2,139,946	2,029,351	1,989,651	1,842,431
Total Deposits	2,438,136	2,438,136	2,402,554	2,455,626	2,309,671	2,298,705	2,298,705	2,191,100	2,161,078	2,019,089
Fed Funds purchased & repo agreements	36,844	36,844	31,343	36,084	31,328	68,417	68,417	81,995	58,985	59,065
Other borrowed funds	263,777	263,777	266,558	180,340	138,738	137,909	137,909	121,388	118,888	129,888
Common Equity	130,883	130,883	166,662	183,285	309,876	306,693	306,693	312,036	314,687	311,729

Average Balance Sheet
Total Assets	$2,870,761	$2,900,721	$2,863,228	$2,877,604	$2,818,622	$2,591,947	$2,745,087	$2,648,300	$2,529,142	$2,441,326
Total Securities	338,437	362,556	345,775	348,677	296,395	216,610	256,061	220,379	195,031	194,248
Mortgage Loans held for Sale	4,129	1,994	3,869	4,782	5,896	6,328	5,647	6,367	8,728	4,557
Loans:
Commercial Real-Estate	954,279	918,047	965,881	974,558	958,903	907,729	939,330	863,915	890,191	937,948
Construction/A&D	777,000	688,792	742,968	802,453	875,131	825,302	912,693	918,328	810,122	627,003
Personal Real-Estate	157,160	154,547	158,421	157,616	158,069	153,682	156,468	154,652	152,519	180,152
Other	231,497	262,853	240,954	219,744	201,989	195,286	189,580	186,717	199,441	205,761
Total Loans	2,119,936	2,024,239	2,108,224	2,154,371	2,194,092	2,081,999	2,198,071	2,123,612	2,052,273	1,950,864
Other earning assets	161,701	287,946	170,505	100,342	55,246	36,866	28,184	33,016	34,280	52,292
Total Earning Assets	2,624,203	2,676,735	2,628,373	2,608,172	2,551,629	2,341,803	2,487,963	2,383,374	2,290,312	2,201,961
Other Real Estate	63,459	88,808	77,300	53,994	33,299	15,970	25,502	27,061	8,081
Deposits:
Demand Deposits	154,173	141,830	157,289	162,222	155,389	163,712	159,891	161,225	168,589	165,255
Interest bearing deposits
Savings	14,978	14,090	15,112	15,741	14,979	16,005	15,104	15,513	16,810	16,612
NOW	348,413	302,184	333,136	376,409	382,597	373,522	373,274	377,448	375,605	367,657
Money Market	86,857	58,768	81,446	96,607	110,976	145,619	147,908	151,428	144,907	138,060
Time deposits > $100,000	1,082,546	1,107,146	1,099,022	1,067,626	1,061,895	892,248	1,003,681	949,323	833,758	779,136
Time deposits < $100,000	680,342	790,572	709,688	637,784	575,833	521,923	531,107	523,421	516,844	516,137
Total Deposits	2,367,309	2,414,590	2,395,693	2,356,389	2,301,669	2,113,029	2,230,965	2,178,358	2,056,513	1,982,857
Fed Funds purchased & repo agreements	37,535	37,697	32,168	39,601	44,745	43,881	55,528	41,945	43,682	34,158
Other borrowed funds	199,771	265,201	230,453	171,993	130,379	100,430	125,342	92,383	92,277	91,436
Common Equity	241,060	161,189	184,340	306,580	313,635	313,504	315,791	316,060	313,877	308,691

Operating Earnings
Interest Income	$145,948	$31,367	$36,150	$37,689	$40,742	$192,840	$48,989	$49,643	$48,175	$46,033
Interest Expense	98,526	24,544	24,126	23,913	25,943	102,316	27,406	26,862	24,792	23,256
Net Interest Income	47,422	6,823	12,024	13,776	14,799	90,524	21,583	22,781	23,383	22,777
Loan loss provision	128,070	29,129	26,359	30,383	42,199	32,660	20,000	9,400	2,000	1,260

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2008					2007
	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Service charges on deposit accounts	9,183	2,218	2,425	2,253	2,287	9,363	2,533	2,356	2,376	2,098
Mortgage banking revenues	2,726	275	650	799	1,002	4,475	995	1,170	1,271	1,039
Other income	3,392	127	689	2,037	539	5,147	1,011	1,080	1,103	1,953
Total noninterest income	15,301	2,620	3,764	5,089	3,828	18,985	4,539	4,606	4,750	5,090
Salaries and benefits	31,623	7,004	7,803	8,080	8,736	35,061	7,564	8,852	9,094	9,551
Occupancy and equipment	6,401	1,503	1,848	1,501	1,549	6,189	1,595	1,559	1,547	1,488
Foreclosed Property Expenses	7,003	2,202	2,104	1,324	1,373	2,879	1,339	778	546	216
Losses (Gains) on Sales of ORE	8,235	2,487	3,904	1,570	274	1,944	1,435	375	164	(30)
Other noninterest expense	19,752	4,308	5,391	5,078	4,975	21,002	5,650	5,496	5,193	4,663
Total noninterest expense	73,014	17,504	21,050	17,553	16,907	67,075	17,583	17,060	16,544	15,888
Pre-tax operating earnings (loss)	(138,361)	(37,190)	(31,621)	(29,071)	(40,479)	9,774	(11,461)	927	9,589	10,719
Income Taxes	(49,997)	(12,280)	(11,472)	(11,244)	(15,001)	3,184	(4,588)	349	3,489	3,934
Operating income (loss)	$(88,364)	$(24,910)	$(20,149)	$(17,827)	$(25,478)	$6,590	$(6,873)	$578	$6,100	$6,785
Operating earnings (loss) per share-basic	$(3.95)	$(1.07)	$(0.87)	$(0.77)	$(1.28)	$0.35	$(0.36)	$0.03	$0.32	$0.35
Operating earnings (loss) per share-diluted	$(3.95)	$(1.07)	$(0.87)	$(0.77)	(1.28)	0.34	(0.36)	0.03	0.31	0.35
End of period shares outstanding	23,274,639	23,274,639	23,259,539	23,248,585	23,233,634	18,912,264	18,912,264	18,889,227	19,212,139	19,181,241
Weighted average diluted shares o/s	22,387,908	23,265,091	23,247,824	23,235,668	19,810,520	19,225,069	18,958,448	19,184,272	19,463,979	19,456,857
Tax equivalent adjustment	94	15	15	15	50	445	112	110	112	111
Net interest income (FTE)	47,516	6,838	12,039	13,791	14,849	90,969	21,695	22,891	23,495	22,888
Effective Tax Rate	36.14%	33.02%	36.28%	38.68%	37.06%	32.58%	40.03%	37.65%	36.39%	36.70%

Stock and related per share data:
Book value	$5.62	$5.62	$7.17	$7.88	$13.34	$16.22	$16.22	$16.52	$16.38	$16.25
Tangible book value	5.54	5.54	6.28	7.00	7.72	9.28	9.28	9.57	9.54	9.39
Dividends declared per share	0.1313	—	—	0.0438	0.0875	0.35	0.0875	0.0875	0.0875	0.0875

Other Key Ratios/Data:
Return on average tangible equity (1), (3)	-53.17%	-70.32%	-48.95%	-40.43%	-56.13%	3.63%	-14.77%	1.24%	13.42%	15.78%
Return on average assets (1), (3)	-3.08%	-3.42%	-2.80%	-2.49%	-3.64%	0.25%	-0.99%	0.09%	0.97%	1.13%
Net interest margin (FTE) (1)	1.81%	1.02%	1.82%	2.13%	2.34%	3.88%	3.46%	3.81%	4.11%	4.22%
Efficiency ratio (FTE)	116.23%	185.08%	133.21%	92.97%	90.52%	61.00%	67.02%	62.04%	58.57%	56.79%
Tangible Equity/Tangible Assets	4.46%	4.46%	5.10%	5.69%	6.67%	6.50%	6.50%	6.97%	7.21%	7.48%

Loan Performance Data:
Nonaccrual loans	$232,436	$232,436	$199,907	$186,139	$186,520	$50,635	$50,635	$41,492	$35,450	$39,139
Loans 90 Days Past Due and Accruing	146	146	—	—	68	242	242	—	—	—
Other real estate (ORE)	94,717	94,717	83,362	62,814	35,749	28,175	28,175	23,891	19,229	3,403
Total nonperforming assets	327,299	327,299	283,269	248,953	222,337	79,052	79,052	65,383	54,679	42,542
Net charge-offs	100,331	30,134	14,369	31,680	24,148	23,298	15,434	6,376	1,228	260
Reversal of Interest	6,751	1,487	968	1,268	3,028	1,874	796	915	268	(105)
Forfeited Interest from NPA’s	16,477	4,773	4,704	4,259	2,741	4,435	1,281	1,405	970	779
Allowance for loan losses/loans	3.00%	3.00%	2.95%	2.26%	2.28%	1.45%	1.45%	1.25%	1.15%	1.16%
NPA’s/Loans plus ORE	15.76%	15.76%	13.28%	11.29%	10.03%	3.58%	3.58%	2.99%	2.59%	2.11%
Nonperforming assets/total assets	11.32%	11.32%	9.81%	8.65%	7.89%	2.79%	2.79%	2.40%	2.05%	1.67%
Net charge-offs to average loans (1)	4.73%	5.92%	2.71%	5.91%	4.43%	1.12%	2.79%	1.19%	0.24%	0.05%

(1)	The actual number of days in the period was used to annualize income
(2)	At December 31, 2008 approximately 60% of loans were residential and 40% of loans were commercial.
(3)	Calculated on an operating basis

NOTE: Refer to the attached GAAP to non-GAAP reconciliation for the calculation of operating earnings

Security Bank Corporation (SBKC)

GAAP Reconciliation Table

(Amounts in thousands, except per share data)

	2008					2007
	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Reconciliation Table- GAAP to non-GAAP:

Book Value per share	$5.62	$5.62	$7.17	$7.88	$13.34	$16.22	$16.22	$16.52	$16.38	$16.25
Effect of intangible assets per share	(0.08)	(0.08)	(0.89)	(0.88)	(5.62)	(6.94)	(6.94)	(6.95)	(6.84)	(6.86)

Tangible book value	$5.54	$5.54	$6.28	$7.00	$7.72	$9.28	$9.28	$9.57	$9.54	$9.39

Equity	$130,883	$130,883	$166,662	$183,285	$309,876	$306,693	$306,693	$312,036	$314,687	$311,729
Intangible assets	3,241	3,241	21,817	22,020	131,953	132,696	132,696	132,942	133,218	133,416
Less tax effect of Core-Deposit Intangible (38%)	(1,232)	(1,232)	(1,309)	(1,386)	(1,474)	(1,568)	(1,568)	(1,661)	(1,754)	(1,848)

Tangible equity	$128,874	$128,874	$146,154	$162,651	$179,397	$175,565	$175,565	$180,755	$183,223	$180,161

Assets	$2,892,229	$2,892,229	$2,888,353	$2,877,383	$2,818,477	$2,833,071	$2,833,071	$2,723,986	$2,672,177	$2,541,603
Intangible assets	2,009	2,009	20,508	20,634	130,479	131,129	131,129	131,281	131,464	131,568

Tangible assets	$2,890,220	$2,890,220	$2,867,845	$2,856,749	$2,687,998	$2,701,942	$2,701,942	$2,592,705	$2,540,713	$2,410,035

Equity/Assets	4.53%	4.53%	5.77%	6.37%	10.99%	10.83%	10.83%	11.46%	11.78%	12.27%
Effect of intangible assets	-0.07%	-0.07%	-0.67%	-0.68%	-4.32%	-4.33%	-4.33%	-4.49%	-4.57%	-4.79%

Tangible Equity/Tangible Assets	4.46%	4.46%	5.10%	5.69%	6.67%	6.50%	6.50%	6.97%	7.21%	7.48%

Average Equity	$241,060	$161,189	$184,340	$306,580	$313,635	$313,504	$315,791	$316,060	$313,877	$308,691
Average Intangible assets	76,263	21,540	21,944	130,657	132,599	133,878	132,849	133,117	133,363	136,228
Less tax effect of Core-Deposit Intangible (38%)	(1,402)	(1,279)	(1,357)	(1,440)	(1,533)	(1,763)	(1,626)	(1,720)	(1,813)	(1,896)

Average tangible equity	$166,199	$140,928	$163,753	$177,363	$182,569	$181,389	$184,568	$184,663	$182,327	$174,359

Net operating Income (loss)	$(88,364)	$(24,910)	$(20,149)	$(17,827)	$(25,478)	$6,590	$(6,873)	$578	$6,100	$6,785

Return on average tangible equity, operating (a)	-53.17%	-70.32%	-48.95%	-40.43%	-56.13%	3.63%	-14.77%	1.24%	13.42%	15.78%
Diluted operating earnings (loss) per share	$(3.95)	$(1.07)	$(0.87)	$(0.77)	$(1.28)	$0.34	$(0.36)	$0.03	$0.31	$0.35
Effect of securities gains (losses), net of tax	0.10	0.04	—	—	0.06	—	—	—	—	—
Effect of prepayment of FHLB advances, net of tax	—	—	—	—	—	—	—	—	—	—
Goodwill impairment, net of tax	(5.45)	(0.79)	—	(4.46)	—	—	—	—	—	—

Diluted earnings (loss) per share	$(9.30)	$(1.82)	$(0.87)	$(5.23)	$(1.22)	$0.34	$(0.36)	$0.03	$0.31	$0.35

Net operating income (loss)	$(88,364)	$(24,910)	$(20,149)	$(17,827)	$(25,478)	$6,590	$(6,873)	$578	$6,100	$6,785
Effect of securities gains (losses), net of tax	2,164	883	—	1	1,280	(2)	—	(3)	—	1
Effect of prepayment of FHLB advances, net of tax	—	—	—	—	—	—	—	—	—	—
Goodwill impairment, net of tax	(121,992)	(18,373)	—	(103,619)	—	—	—	—	—	—

Net income (loss)	$(208,192)	$(42,400)	$(20,149)	$(121,445)	$(24,198)	$6,588	$(6,873)	$575	$6,100	$6,786

(a)	The actual number of days in the period were used to annualize income